UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2023

Texas Pacific Land Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39804	75-0279735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: 214-969-5530

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	TPL	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On July 28, 2023, Texas Pacific Land Corporation (the “Company”), a Delaware corporation, entered into a Cooperation Agreement (the “Agreement”) with Horizon Kinetics LLC and Horizon Kinetics Asset Management LLC (together with Horizon Kinetics LLC and collectively with their affiliates, “Horizon”), SoftVest Advisors, LLC and SoftVest, L.P. (together with SoftVest Advisors, LLC and collectively with their affiliates, “SoftVest”; and together with Horizon, the “Investor Group”). The Company and the Investor Group are each referred to as a “party” and collectively as the “parties.”

Pursuant to the Agreement, the Company has agreed to, among other things, nominate Marguerite Woung-Chapman, Murray Stahl and, subject to the approval of the Company’s Nominating and Corporate Governance Committee, Rob Roosa (the “2023 Nominees”) for election to the board of directors (the “Board”) of the Company at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”). In addition, the pre-signed letters of resignation previously submitted by Murray Stahl and Eric Oliver will be considered withdrawn with no further effect. Further, the Investor Group has specifically agreed to vote or cause to be voted all equity securities of the Company over which the Investor Group has direct or indirect voting control (i) for the election of the 2023 Nominees and against any director nominee not recommended by the Board, (ii) for the advisory vote on the Company’s executive compensation, (iii) for the ratification of the appointment by the Board of the independent registered public accounting firm, and (iv) in accordance with the recommendation of the majority of the Board in respect of any stockholder proposal submitted pursuant to Rule 14a-8.

In addition, pursuant to the Agreement, the June 11, 2020 stockholders’ agreement by and among the parties (the “Stockholders’ Agreement”) will terminate following the completion of the 2023 Annual Meeting, which in no event will extend beyond December 31, 2023. Following the termination of the Stockholders’ Agreement, the Investor Group will be subject to certain standstill and non-disparagement obligations under the Agreement as long as one of Mr. Stahl or Mr. Oliver remain on the Board.

The parties have agreed that the Agreement will have no impact on the parties’ pending litigation in the Delaware Court of Chancery in connection with the Stockholders’ Agreement in Texas Pacific Land Corp. v. Horizon Kinetics LLC, No. 2022-1066-JTL (Del. Ch.).

The foregoing description of the Agreement is qualified by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2023, David E. Barry and John R. Norris III notified the Board that they will not stand for reelection at the 2023 Annual Meeting. Their decision not to stand for reelection is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Messrs. Barry and Norris will continue to serve on the Board and their respective Board committees until the expiration of their current terms at the 2023 Annual Meeting.

Item 7.01 Regulation FD Disclosure

On August 1, 2023, the Company issued a press release regarding the Agreement with the Investor Group, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Cooperation Agreement, dated as of July 28, 2023.
99.1	Press Release, dated as of August 1, 2023.
104	Cover Page Interactive Data File (embedded within the Incline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND TRUST

Date: August 1, 2023	By:	/s/ Micheal W. Dobbs
Micheal W. Dobbs
SVP, General Counsel and Secretary